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EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-81644, 33-83752, 33-59689, 33-62965, 333-07695, 333-00635, 333-33279, 333-36665,
333-45825, 333-48059, 333-57731, 333-64441, 333-68443, 333-78965 and 333-82665),
Form S-4 (Nos. 333-53637 and 333-53749, insofar as it relates to Post-Effective Amendments No. 1 to Forms S-8 filed on June 26, 1998 and June 29, 1998, respectively, and 333-80917) and Form S-8 (Nos. 2-78161, 33-34635, 33-48209,
33-88856, 333-02667, 333-45801, 333-48067, 333-77845, 333-95949 and 333-36874)
of Omnicare, Inc. of our report dated February 2, 2001, except for the first paragraph of Note 6 as to which the date is March 28, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 30, 2001